UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 4, 2023

ITEM 9 LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	96-0665018
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4802 E Ray Road, Suite 23, Phoenix, AZ 85044

(Address of principal executive offices and zip code)

1-833-867-6337

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01	Entry Into a Material Definitive Agreement.

On April 28, 2023, OCG Management Ontario Inc., a wholly owned subsidiary of Item 9 Labs Corp., a Delaware corporation (collectively the “Company”), and the Company’s Board of Directors (the “Board”), executed an amendment (the “Amendment”) to the Company’s Acquisition Line of Credit Agreement (the “Financing Agreement”) with its senior lender, intended to provide the Company with the necessary financing to complete the previously announced acquisition of Sessions Cannabis (“Sessions”).

As part of the Amendment, the lender agreed to send $543,098 to Sessions as a good faith cash advance. In connection with the Amendment, the Company and Sessions agreed to extend the Outside Date of the Sessions acquisition to May 31, 2023. In the event that the Sessions transaction does not close, this advance will be taken out of the Insured Cash Account established by the Company pursuant to the Financing Agreement.

The foregoing description of the Financing Agreement is not complete and is qualified in its entirety by reference to the full text of the Financing Agreement, which report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 to the extent required herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9 LABS CORP.

Dated: May 4, 2023	By:	/s/ Robert Mikkelsen
Robert Mikkelsen
Chief Financial Officer